As filed with the Securities and Exchange Commission on March 26, 2010
Post Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No.  333-106494)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT (333-106494)

on

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

TALON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
___________________

Delaware (State of other jurisdiction of incorporation or organization)	5130 (Primary Standard Industrial Classification Code)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367
(818) 444-4100
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)
____________________

Lonnie D. Schnell
Chief Executive Officer
Talon International, Inc.
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367
(818) 444-4100
 (Name, Address, Including Zip Code, and Telephone Number,

 Including Area Code of Agent for Service)

Copy to:

John J. McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 on Form S-1 relates to the Registration Statement on Form S-3 (Registration No. 333-106494) (the “Registration Statement”) of Talon International, Inc., formerly Tag-It Pacific, Inc., which was originally filed with the Securities and Exchange Commission on June 25, 2003.

This Post-Effective Amendment is being filed to deregister all of the securities previously registered under the Registration Statement that remain unsold through the Registration Statement as of the effective date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 26, 2010.

TALON INTERNATIONAL, INC.

By: /s/ Lonnie D. Schnell Lonnie D. Schnell Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)

By: /s/ James E. Reeder James E. Reeder Vice President, Corporate Controller (Principal Accounting Officer)

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.